Exhibit 99.1

For Release at 8:00 AM EDT on Wednesday, July 13, 2011

Gasco Energy Provides Second Quarter 2011 Operations Update

DENVER — (PR Newswire) — July 13, 2011 — Gasco Energy, Inc. (NYSE Amex: GSX) today provided an interim operations update on its Riverbend Project in Utah’s Uinta Basin and on its California projects in the San Joaquin Basin.

Riverbend Project Second Quarter 2011 Operations Update

Completion Operations

Gasco is finalizing the federal drilling permits for its two Green River Formation oil wells, (GSX-operated / 100% WI).  The Company is satisfying all of the well permitting requirements that are necessary to drill on federal lands and expects to spud both wells during the third quarter, as previously announced. The Company anticipates that completions for both wells will follow shortly after both wells have been drilled.  As previously disclosed, the Company has elected to defer its uphole natural gas well recompletion program until the latter part of the third quarter and into the fourth quarter in anticipation of stronger seasonal natural gas prices.

At June 30, 2011, Gasco operated 133 gross wells. Gasco currently has an inventory of 18 operated wells with up-hole recompletions and has one Upper Mancos well awaiting initial completion activities.

Quarterly Production

Estimated cumulative net production for the quarter ended June 30, 2011 was 947 million cubic feet equivalent (MMcfe), a 17.8% decrease from Q210 production of 1,152 MMcfe.  The 1.3% decline in sequential quarterly equivalent production, 947 MMcfe in Q211, as compared to 959 MMcfe in Q111, is primarily attributed to a third-party gathering company’s compressors being down and/or performing below design specifications.  High line pressures over the past quarter days have reduced production by approximately 95 MMcf and 760 barrels of liquids.

Gasco posted improved liquids volumes of 10,000 barrels of liquids for Q211, as compared to 7,600 barrels in Q111, a 31.6% increase sequentially.  The Company attributes the oil production growth to increased condensate production from its new recompletions and to well workovers.

Natural gas volumes of 887 MMcf for Q211 were down 2.8% sequentially, as compared to 913 MMcf in Q111.

Gasco Energy Net Production Detail

	Three-months Ended			% Change		Six-months Ended
Period-over-Period Comparison	June 30, 2011*	Mar. 31, 2011	June 30, 2010	Sequential Quarter	Quarter- over- Quarter	June 30, 2011*	June 30, 2010	% Change
Natural Gas / MMcf	887	913	1,085	-2.8%	-18.2%	1,800	2,024	-11.1%
Oil / MBbls	10.0	7.6	11.1	31.6%	-9.9%	17.6	21.4	-17.8%
Natural Gas Equivalents / MMcfe	947	959	1,152	-1.3%	-17.8%	1,906	2,152	-11.4%

*Includes preliminary production estimates for the second quarter of 2011

California Projects Update

Northwest McKittrick

The operator of this shallow oil prospect continues to work with the California State Agencies to acquire the appropriate permits.  While some progress has been made, final approval is still pending from the California Fish and Game Department.  Gasco continues to work with the operator and California officials in getting the permits as quickly as possible.  Based on the information provided, the Company continues to believe that drilling may begin in the third quarter.

Willow Springs

The operator of this oil prospect has been analyzing the recently acquired 3D seismic data and is currently high-grading drillable locations based upon the ongoing 3D interpretation. Well permitting has commenced, and Gasco understands that the project is still on schedule to have its initial well spud by year-end 2011.

Antelope Valley Trend

The operator of these oil and liquids-rich prospects is in the process of drilling 3D seismic shot-holes and anticipates data acquisition to begin next month.  Gasco expects that drilling on the trend will occur in 2012.

Gasco continues to develop new prospects and acquire acreage along the west side of the San Joaquin Basin.  The new prospects are a continuation of the structural and stratigraphic geologic model that Gasco has been working for the past nine years that has yielded recent success along the west side as demonstrated by discoveries and field development by other operators with similar geologic models.

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit http://www.gascoenergy.com.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology.  Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result.  Some of the key factors that may cause actual results to vary from those Gasco expects include the consummation of recently announced asset sales on a timely basis; inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in Gasco’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; fluctuations in natural gas and oil prices; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; Gasco’s ability to manage interest rate and commodity price exposure; changes in Gasco’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described under (1) Part I, “Item 1A— Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 2, 2011, and (2) Gasco’s reports and registration statements filed from time to time with the SEC.

Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco or on its behalf.  Gasco cannot assure you that its future results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.